FOURTH AMENDMENT TO DATACENTER LEASE

        THIS FOURTH AMENDMENT TO DATACENTER LEASE (this “Fourth Amendment”) is made and entered into as of (but not necessarily on) the latest date of execution shown on the signature page hereto (the “4A Effective Date”), by and between DIGITAL 55 MIDDLESEX, LLC, a Delaware limited liability company (“Landlord”), and CONSTANT CONTACT, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

        WHEREAS, Landlord and Tenant have heretofore entered into that certain Datacenter Lease dated January 1, 2011 (the “Original Lease”), as amended by that certain First Amendment to Datacenter Lease dated May 11, 2012 (“1A”), that certain Second Amendment to Datacenter Lease dated February 26, 2016 (“2A”), and that certain Third Amendment to Datacenter Lease dated August 7, 2017 (“3A”; the Original Lease, as amended by 1A, 2A and 3A the “TKD Lease”), covering (i) certain pathway rights (the “Pathways”) and (ii) two (2) separately demised spaces, consisting of (a) approximately 2,000 square feet of space, known as Suite 409, and (b) approximately 2,425 square feet of space, known as Suite 418A (collectively, the “Premises”), in that certain building (the “Building”) located at 55 Middlesex Turnpike, Bedford, Massachusetts;

WHEREAS, Landlord and Tenant entered into that certain Office Space Rider dated May 11, 2012 (the “OS Rider”; together with the TKD Lease, collectively, the “Lease”), which supplements the TKD Lease, covering approximately 135 square feet of office space in Suite 317 of the Building (the “OS Tenant Space”);

        WHEREAS, each capitalized term or phrase used in this Fourth Amendment shall have the same meaning as the meaning ascribed to such term or phrase in the Lease unless expressly otherwise defined in this Fourth Amendment;

        WHEREAS, Landlord and Tenant desire to further modify the terms of the Lease in accordance with the terms and conditions herein provided.

        NOW, THEREFORE, for and in consideration of good and valuable consideration paid by each party hereto to the other, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:

        1. Suite 409 Extension Term.

         A. Currently, the portion of the Premises located in Suite 409 of the Building is scheduled to be surrendered to Landlord on June 30, 2020. Notwithstanding anything in the Lease to the contrary, effective as of and from and after the 4A Effective Date, the Term of the Lease, as it relates to Suite 409, shall be extended for a period of twelve (12) calendar months

(the “4A Suite 409 Extended Term”), commencing July 1, 2020 and expiring June 30, 2021 (the “4A Suite 409 Amended Surrender Date”).

         B. Notwithstanding anything in the Lease to the contrary, Tenant agrees to surrender Suite 409 to Landlord no later than the 4A Suite 409 Amended Surrender Date, and acknowledges and agrees that the terms and conditions stated in Sections 1.A and 1.B of 2A shall apply in connection with such surrender, the same as if the 4A Suite 409 Amended Surrender Date was the Suite 409 Surrender Date (as defined in Section 1.A of 2A). For the avoidance of doubt, all references in the Lease to the Suite 409 Surrender Date shall be deemed to refer to the 4A Suite 409 Amended Surrender Date. For the avoidance of doubt, Section 2.C of 2A was deleted in its entirety as of the 3A Effective Date and is of no further force or effect.

        2. Base Rent. Currently, Base Rent under the Lease is as set forth in Section 4 of 2A and Section 2 of 3A and the parties acknowledge and agree that Tenant shall continue to pay such Base Rent during the remainder of the Term of the Lease. Notwithstanding the foregoing and anything in the Lease to the contrary, Tenant agrees to pay Base Rent, as it relates to Suite 409, during the 4A Suite 409 Extended Term (the “4A Suite 409 Extended Term Base Rent”), according to the following schedule:

Period	4A Suite 409 Extended Term Base Rent
July 1, 2020 – June 30, 2021	$38,897.59/month
3. Tenant Estoppel. Tenant hereby (a) acknowledges, to the best of Tenant’s knowledge, that Landlord is not in default under the Lease as of the date this Fourth Amendment is executed by Tenant, and (b) confirms, to the best of Tenant’s knowledge, that, as of the date this Fourth Amendment is executed by Tenant, Landlord has no outstanding obligations with respect to the Tenant Space that would, with the passage of time, the giving of notice, or both, result in Landlord being in default under the Lease.

        4. Commissions. Tenant represents that it has dealt with no broker, agent or other person in connection with this Fourth Amendment and that no broker, agent or other person brought about this Fourth Amendment. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, losses, costs or expenses (including attorneys’ fees and expenses) by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to the transaction contemplated by this Fourth Amendment. The provisions of this paragraph shall survive the expiration of the Term of the Lease or any renewal or extension thereof.

        5. Confidentiality. Notwithstanding anything to the contrary contained in the Lease, each party agrees that the terms and provisions of this Fourth Amendment are confidential and constitute proprietary information of the parties and shall be governed by Section 17.19 of the Lease as though the terms hereof were originally part of the Lease.

6. Miscellaneous.

         A. In the event that the terms of the Lease conflict or are inconsistent with those of this Fourth Amendment, the terms of this Fourth Amendment shall govern.

         B. The Lease is hereby amended as and where necessary, even though not specifically referred to herein, in order to give effect to the terms of this Fourth Amendment. Except as amended by this Fourth Amendment, the terms of the Lease shall remain in full force and effect.

         C. Submission of this Fourth Amendment for examination does not constitute an offer, right of first refusal, reservation of, or option for any premises in the Building. This Fourth Amendment shall become effective only upon execution and delivery by both Landlord and Tenant.

         D. This Fourth Amendment may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Fourth Amendment. Landlord and Tenant agree that the execution of this Fourth Amendment by electronic means (including by use of DocuSign (or similar) and/or by use of digital signatures) and/or the delivery of an executed copy of this Fourth Amendment by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Fourth Amendment had been delivered.

         E. Each of Landlord and Tenant represents to the other party that the person executing this Fourth Amendment on its behalf is duly authorized to execute and deliver this Fourth Amendment pursuant to its respective by-laws, operating agreement, resolution or other legally sufficient authority. Further, each party represents to the other party that (i) if it is a partnership, the undersigned are all of its general partners, (ii) it has been validly formed or incorporated, (iii) it is duly qualified to do business in the state in which the Building is located, and (iv) this Fourth Amendment is being executed on its behalf and for its benefit.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Fourth Amendment to be executed on the respective dates set forth below, to be effective as of the 4A Effective Date.

LANDLORD:

DIGITAL 55 MIDDLESEX, LLC,
a Delaware limited liability company

By: Digital Realty Trust, L.P., its manager

By: Digital Realty Trust, Inc., its general partner

By: /s/ David Lucey
Name: David Lucey
Title: Vice President, Portfolio Management Group

Date: June 16, 2020

TENANT:

CONSTANT CONTACT, INC.
a Delaware corporation

By: /s/ Aaron Bruneau
Name: Aaron Bruneau
Its: VP, Technical Operations

Date: June 16, 2020